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EXHIBIT (j)(2)

                               CONSENT OF KPMG LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
BB&T Variable Insurance Funds:

We consent to the use of our report dated February 26, 2007 for the BB&T Variable Insurance Funds' financial statements as incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Disclosure of Portfolio Holdings" in the Statement of Additional Information.


/s/ KPMG LLP
-------------------------------------
Columbus, Ohio
April 26, 2007